THIRD AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this " Amendment"), dated as of June 7, 2004, by and between Congress Financial Corporation (Southwest), a Texas corporation, as successor-in-interest to Congress Financial Corporation (Southern), a Georgia corporation ("Lender") and Champion Parts, Inc., an Illinois corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of February 8, 2001, as amended and modified by that certain First Amendment to Loan and Security Agreement dated as of February 6, 2004 and as further amended and modified by that certain Second Amendment to Loan and Security Agreement dated as of April 27, 2004 (as amended, restated, modified or otherwise supplemented from time to time, the "Loan Agreement"); and

WHEREAS, Borrower has requested certain amendments to the Loan Agreement;

WHEREAS, Lender has agreed to the requested amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

I. Amendment to Section I of the Loan Agreement. Section I of the Loan Agreement, Definitions, is hereby modified and amended by deleting the last sentence of the definition of " Availability Reserves" set forth in Section 1.4 thereof and substituting the following in lieu thereof:

"" Availability Reserves" shall include, without limitation, a reserve equal to (i) for the week commencing February 16, 2004, $50,000, (ii) for the week commencing February 23, 2004, $100,000, (iii) for the week commencing March 1,2004, $150,000, (iv) for the week commencing March 8, 2004, $200,000 and (v) for each week commencing from and after March 15, 2004, $250,000; provided, however, in the event Borrower does not sell the Real Property located in Beech Creek, Pennsylvania on or before June 15, 2004 and apply the proceeds thereof as set forth in Section 9.7, the foregoing weekly reserve set forth in this clause (v) shall be increased to $350,000 commencing[June 16, 2004 through the date that such sale is consummated]."

2. Amendment to Section 9.7 of the Loan Agreement.  Section 9.7 of the Loan Agreement, Sale of Assets, Consolidation, Merger. Dissolution, Etc., is hereby modified and amended by inserting the following therein following the final period thereof:

"Notwithstanding the foregoing, Borrower may sell the Real Property located in Beech Creek, Pennsylvania so long as, (x) the purchase price thereof shall be paid in cash in the amount of the fair market value of such property, and (y) 100% of the proceeds of such sale (net of reasonable customary transaction costs properly attributable to such sale) shall be used by Borrower on the date of such sale to repay the Obligations hereunder (it being understood by Borrower that in the event such sale is not consummated on or before June 15,2004, commencing [June 16,2004], the weekly reserve specified in the last sentence of the definition of " Availability Reserves" shall be increased as provided therein."

3. Amendment to Section 12.1 of the Loan Agreement. Section 12.1 of the Loan Agreement, Term, is hereby modified and amended by deleting the reference to "June 8, 2004" in clause (a) of such Section and substituting in lieu thereof "August 8, 2004".

4. No Other Consents, Amendments or Waivers, The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Financing Agreements, nor constitute a waiver of any provision of the Loan Agreement or any of the other Financing Agreements. Except for the amendment expressly set forth above, the text of the Loan Agreement and all other Financing Agreements shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with Lender at variance with the Loan Agreement such as to require further notice by Lender to require strict compliance in the future with the terms of the Loan Agreement and the other Financing Agreements. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles or to other Liens on any Collateral for the Obligations.

5. Extension Fee. Borrower hereby agrees to pay to Lender an extension fee in connection with this Amendment in the amount of $15,000, which fee shall be due and payable in full on June 16, 2004; provided, however, if Borrower sells the Beech Creek, Pennsylvania Real Property on or before June 15, 2004 in compliance with Section 9.7, no such extension fee shall be due. Borrower hereby authorizes Lender to charge Borrower's loan account in the amount of such extension fee.

6. Representations of Borrower.   Borrower represents and warrants as follows:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois;

(b) The execution, delivery and performance of this Amendment, as amended hereby, are within Borrower's legal powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's organizational documents, or (ii) any law or any contractual restriction binding on or affecting Borrower;

(c) Except for approvals which have been obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by Borrower of this Amendment;

(d) This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

(e). After giving effect to this Amendment, no Default or Event of Default is existing.

7. Effectiveness; Conditions Precedent, The provisions of this Amendment shall become effective and be deemed effective as of the date hereof, upon the occurrence of each of the following, to the satisfaction of Lender:

(a) The representations and warranties made by or with respect to Borrower under the Loan Agreement, as amended hereby, and the other Financing Agreements, shall be true and correct in all respects;

(b) This Amendment shall have been duly executed and delivered by Borrower and Lender; and

(c) Lender shall have received such other documents as Lender may request.

8. Release.  As further consideration to induce Lender to execute, deliver and perform this Amendment, Borrower represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which Borrower may have, or claim to have, against Lender with respect to the subject matter hereof, the Financing Agreements or matters relating thereto, or any of them, and Borrower hereby releases, acquits and forever discharges Lender and its agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively , the "Released Parties") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that Borrower may have, or claim to have, against each of the such Released Parties with respect to the subject matter hereof, the Financing Agreements or matters relating thereto from the beginning of time until and through the dates of execution and delivery of this Amendment.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

10. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

11. References and Effect on the Financing Agreements. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof' or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to the "Loan Agreement," "thereunder," "thereof' or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

12. Costs and Fees. Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

13. Reaffirmation of Guaranty. The undersigned guarantors, in their respective capacity as a Guarantor under the Guarantee, dated as of February 8, 2001, reaffirms that such Guarantee shall in all respects be and continue in full force and effect.

14. Financing Agreement. This Amendment shall be deemed to be a Financing Agreement for all purposes under the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

LENDER	BORROWER
CONGRESS FINANCIAL CORPORATION (Southwest)	CHAMPION PARTS, INC

By: /s/ Mark M. Galovic	By: /s/ Jerry A. Bragiel

Title: First Vice President	Title: President & CEO

Address:	Executive Office:
c/o Congress Financial Corporation (Southwest) Heritage Square II Suite 1050 5001 LBJ Freeway Dallas, Texas 75244	2000 West Avenue B Hope, Arkansas 71801

GUARANTORS:

SUPER PARTS REBUILDERS, INC.
By: /s/ Jerry A. Bragiel
Title: President

CPR PROPERTIES, INC.
By: /s/ Jerry A. Bragiel
Title: President